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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our reports dated March 15, 2011 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of AXT, Inc. and its subsidiaries, which appear in the Annual Report on Form 10-K of AXT, Inc. for the year ended December 31, 2010. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.
San Jose, California
August 19, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM